Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made as of September 29, 2014 (“the Effective Date”) between Pacific Coast Marine Windshields Limited (“Pacific Coast”) and Darren Bach (“Bach,” collectively with Pacific Coast, “Plaintiff”) and Malibu Boats, Inc., Marine Hardware, Inc., Tressmark, Inc. d/b/a/ Liquid Sports Marine, MH Window, LLC, and John F. Pugh (collectively, “Defendants”). As used herein, “Party” refers to any of the above-named companies or individuals, and “Parties” refers to all of the above-named companies and individuals collectively.

WHEREAS Pacific Coast is a Canadian corporation and Bach is a Canadian citizen who owns and controls Pacific Coast.

WHEREAS Malibu Boats, Inc. is a Delaware corporation.

WHEREAS Tressmark, Inc. is a Florida corporation.

WHEREAS MH Window, LLC is a Washington limited liability company and Marine Hardware, Inc. is a Washington corporation. Marine Hardware, Inc. and MH Window, LLC, in-part, are owned by John Pugh, a U.S. citizen.

WHEREAS Plaintiff and Defendants are parties in consolidated Case Nos. 6:12-cv-00033-JA DAB and 6:10-cv-01285 JA DAB, which are pending in the United States District Court, Middle District of Florida (the “Action”).

WHEREAS the Parties desire to settle the Action, to avoid other disputes that may arise after the Effective Date, and to enter into this Agreement providing for a full, final, complete, and global settlement of the subject matter of the Action and for certain releases and covenants, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

1.0	PAYMENT AND DISMISSAL
1.1    Malibu Boats, Inc. will pay Plaintiff the total amount of $20,000,000.00 (twenty million and no/100 U.S. dollars) on or before October 6, 2014. Payment shall be made by electronic transfer of funds as follows:
Union Bank - IOLTA
1201 Third Avenue, Suite 900
Seattle, WA 98101
ABA Routing No. 122000496
Credit: Rohde & Van Kampen Trust

1.2    All of the covenants, releases, licenses and obligations of any kind of Pacific Coast under this Agreement are conditional upon the receipt of payment from Defendants as set forth in Section 1.1. If payment is not received as provided in Section 1.1, Pacific Coast may apply to the District Court for the Middle District of Florida for reinstatement of the Action or, at its option or if the district court denies a motion to reinstate the Action, may commence an arbitration to enforce this Agreement.
1.3    The payment shall be the total compensation paid to Plaintiff in consideration for the rights granted in this Agreement and the covenants made in this Agreement, and no additional payment will be made to Plaintiff or any other party by Defendants.
1.4    Plaintiff shall protect, defend, and indemnify Defendants against any and all liens, subrogation claims, and/or other rights that may be asserted by any person against the payment.
1.5    Plaintiff shall be responsible for any duties, taxes, and levies to which Plaintiff is subject as a result of any payment hereunder.
1.6    Within two (2) business days of receipt by Plaintiff of the payment provided in Section 1.1 above, the Parties shall e-file a Notice of Dismissal with Prejudice pursuant to Fed. R. Civ. P. 41(a), dismissing the Action in its entirety, in the form attached hereto as Exhibit A or in such other mutually agreed-upon form that is required for approval by the Court to effectuate the dismissal.

2.0	LICENSE
2.1    “Licensed Patents” means (i) all patents and patent applications (along with patents issuing thereon) in all jurisdictions worldwide that claim priority to the application that issued as U.S. Patent Number D555,070, (ii) any divisionals, continuations, continuations-in-part, renewals, reissues, reexaminations, foreign counterparts, parents or extensions of any patent or application included in part (i) of this definition, and (iii) any patent or patent application whose priority is based upon or in common with such patents and patent applications included in part (i) or (ii) of this definition.
2.2    “Affiliate” means, with respect to a person, corporation or other entity, any other person, corporation or entity that directly or indirectly controls, is controlled by, or is under common control with such corporation or entity. For purposes of this definition, “control” means the ownership, directly or indirectly, of more than 50% of the equity capital and 50% or more of the rights entitling the holders to elect or appoint directors or persons performing similar functions who have a majority vote. A person, corporation, or other entity shall be an Affiliate only so long as the required control exists.
2.3    Plaintiff hereby grants to Defendants a worldwide, irrevocable, non-exclusive, royalty-free, and fully-paid up license under the Licensed Patents to make, have made, use, sell, offer for sale, import, and otherwise transfer any and all products and services. Plaintiff further

Exhibit 10.1

hereby grants to Defendants’ and their Affiliates’ customers, licensees, distributors, suppliers, resellers, OEMs agents, employees, officers, directors, representatives, agents, attorneys, and shareholders a worldwide, irrevocable, non-exclusive, royalty-free, and fully-paid up license under the Licensed Patents to make, have made, use, sell, offer for sale, import, and otherwise transfer Defendants’ products and services. The license described in this paragraph will remain in effect until the expiration of the last-to-expire Licensed Patent. The license described in this paragraph will be sublicenseable by Defendants to Defendants’ Affiliates. The foregoing license to Defendants will be transferrable and assignable to an acquiring party in connection with a merger, acquisition, or sale of all or substantially all of Defendants’ or their Affiliates’ assets. The foregoing license to Defendants will be sublicenseable, or at Defendants’ election, transferrable and assignable upon thirty (30) days’ notice, without Plaintiff’s consent, to any party to which Defendants or its Affiliates transfers a line of products or services practicing the inventions claimed by the Licensed Patents and provided that the products or services have been marked in compliance with Section 2.4 of this Agreement.
2.4    Each licensee and any sub-licensee shall mark all products sold in the future that were accused in the Action of infringing U.S. Patent D555,070 and products identified in the process described in Section 3.3 as practicing U.S. Patent D555,070 in a manner consistent with their current patent marking practices for their own products, provided appropriate notice is given under the relevant statutes. Where marking is required by the preceding sentence of this Section 2.4 but the product cannot be physically marked, the patent notice shall be placed on associated tags, labels, packaging, or accompanying documentation either electronic or paper as appropriate. The obligations required of the licensee and sublicensee in this Section 2.4 shall be satisfied by including a notice, as may be updated from time to time, of the form: “Covered by U.S. Patent D 555,070 with other applications and corresponding foreign applications pending.”
2.5    Defendant Malibu hereby grants to Plaintiff a worldwide, irrevocable, non-exclusive, royalty-free, and fully-paid up license under U.S. Pat. No. 6,647,915 (the ‘915 Patent) to make, have made, use, sell, offer for sale, import, and otherwise transfer any and all products and services. Malibu further hereby grants to Plaintiff and its customers, licensees, distributors, suppliers, resellers, OEMs agents, employees, officers, directors, representatives, agents, attorneys, and shareholders a worldwide, irrevocable, non-exclusive, royalty-free, and fully-paid up license under the ‘915 Patent to make, have made, use, sell, offer for sale, import, and otherwise transfer Plaintiff’s products and services. The license described in this paragraph will be sublicenseable by Plaintiff to Plaintiff’s Affiliates. The foregoing license to Plaintiff will be transferrable and assignable to an acquiring party in connection with a merger, acquisition, or sale of all or substantially all of Plaintiff’s its Affiliates’ assets. The foregoing license to will be sublicenseable, or at Plaintiff’s election, transferrable and assignable upon thirty (30) days’ notice, without Malibu’s consent, to any party to which Plaintiff or its Affiliates transfers a line of products or services practicing the inventions claimed by the ‘915 Patent and provided that the products or services have been marked in compliance with Section 2.6 of this Agreement.
2.6    Each licensee and any sub-licensee shall mark all products sold in the future that were accused in the Action of infringing U.S. Patent 6,647,915 and products identified in the process described in Section 3.3 as practicing U.S. Patent 6,647,915 in a manner consistent with their current

Exhibit 10.1

patent marking practices for their own products, provided appropriate notice is given under the relevant statutes. Where marking is required by the preceding sentence of this Section 2.6 but the product cannot be physically marked, the patent notice shall be placed on associated tags, labels, packaging, or accompanying documentation either electronic or paper as appropriate. The obligations required of the licensee and sublicensee in this Section 2.6 shall be satisfied by including a notice, as may be updated from time to time, of the form: “Covered by U.S. Patent 6,647,915.”

3.0	COVENANTS
3.1    “IP Claim” means any claim of infringement or misappropriation of intellectual property, including without limitation any claim relating to any patent, trade secret, copyright, trademark or service mark, invention, work of authorship, or any similar right.
3.2    Plaintiff shall not, directly or indirectly, for its own account or via any of its Affiliates, assert against Defendants, or Defendants’ customers, licensees, distributors, suppliers, resellers, OEMs agents, employees, officers, directors, representatives, agents, attorneys, or shareholders any IP Claim related to intellectual property that has been created, conceived, or reduced to practice on or before the Effective Date of this Agreement.
3.3    Either Defendants or Plaintiff (“Disclosing Party”) may, but will not be obligated to, submit designs to the other party (“Reviewing Party”) for review. Submissions shall be made to the addresses in Section 8.0 of this Agreement. Such designs and the information contained therein will be the confidential information of Disclosing Party (except to the extent they have been made generally publicly available without a duty of confidentiality by the Disclosing Party), and subject to the following: Reviewing Party shall not disclose such confidential information to any third party without the prior written consent of the Disclosing Party (other than legal advisors acting under a duty of confidentiality and assisting in such review), and Reviewing Party shall not use such confidential information for any purpose other than conducting the review required in this section. The Reviewing Party shall respond in writing, no later than 30 calendar days after delivery of a design, in good faith, either (a) that the Reviewing Party considers the submitted design to infringe Reviewing Party’s intellectual property rights, including a description in reasonable detail of its basis for such conclusion, or (b) that the Reviewing Party does not consider the submitted design to infringe Reviewing Party’s intellectual property rights, in which case the Reviewing Party will be irrevocably estopped from asserting any claim against Defendants for use of such design or the making, having made, offering for sale, selling, or importing products embodying such design. Reviewing Party’s failure to respond no later than 30 calendar days after delivery constitutes Reviewing Party’s representation that it does not consider the submitted design to infringe Reviewing Party’s intellectual property rights, thereby subjecting the Receiving Party to the estoppel described in Section 3.3(b).
3.4    In the event that any Party or any or its Affiliates transfers or assigns to any third party any right in any intellectual property, that Party shall cause the transferee or assignee to agree in writing to the covenants in Sections 3.2 and 3.3 as a condition of such transfer or assignment, and shall provide to the other Parties to this Agreement a copy of such agreement on or before the effective date of such transfer or assignment.

Exhibit 10.1

3.5    The Parties may not, except as required by law, legal process or regulation, directly or indirectly, encourage, assist in, foment, support, finance in whole or in part, cooperate with, provide information for use in, advise others regarding, communicate in any way with others regarding, or otherwise participate in any future action, lawsuit, or other proceeding, regardless of the subject matter thereof, against any other Party or their Affiliates, subsidiaries, directors, employees, officers, agents, suppliers, dealers, or customers. The language of this Section 3.5 notwithstanding, any Party may initiate arbitration, as provided below in Section 10.11. The foregoing is not intended to and should not be interpreted to restrict any entity’s obligation to comply with court process or other legal obligation. Nor is the forgoing intended to or should be interpreted to restrict any attorney from practicing their profession consistent with their obligations under the Confidentiality Agreement in Case No. 6:10-cv-1285-28-DAB, dated April 20, 2011, and their other applicable obligations. Except as provided 5, 7, and 10 of this Agreement, nothing in the Agreement is meant to restrict the legal rights of the Parties to respond to actions taken by any other Party after the Effective Date of this Agreement.

3.5     Subject Discovery Material will be destroyed pursuant to the terms of the Confidentiality Agreement in Case No. 6:10-cv-1285-28-DAB, dated April 20, 2011.

4.0	WARRANTIES
4.1    The Parties represent and warrant that they have the full power and authority to enter into this Agreement. The Parties represent and warrant that in executing this Agreement, they do so with full knowledge of any and all rights that they may have with respect to the matter set forth and claims released herein, and that they are each entering into this Agreement of their own free will. The Parties, or their authorized representatives, have each carefully read this Agreement and know and fully understand its contents and significance. The Parties acknowledge that they have had the opportunity to make whatever investigation or inquiry they deemed necessary or appropriate in connection with the subject matter of this Agreement. The Parties acknowledge that they have each been represented by independent counsel in the negotiation and preparation of this Agreement, and that each Party enters into this Agreement freely, without coercion, based upon each Party’s own judgment and not in reliance on any other representation or promises.
4.2    Any individual signing this Agreement on behalf of any other individual, corporation, or partnership represents and warrants that he or she has full authority to do so.

5.0	RELEASES
5.1     Subject to the provisions of Section 1.2, Plaintiff, on the one hand, and Defendants, on the other hand (each a “Releasing Party”), each hereby releases, acquits and forever discharges the other, and the other’s current and former employees, directors, officers, shareholders, representatives, agents, attorneys, customers, licensees, distributors, resellers, dealers, suppliers, OEMs, insurers, and any corporations, partnerships or other entities with which they are or have been affiliated and their respective current and former employees, directors, officers, shareholders, representatives, agents, attorneys, and insurers, and their respective successors, assigns, and heirs (collectively “the Released Parties”), from any and all sums of money, accounts, claims, damages

Exhibit 10.1

and causes of action whatsoever, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which it now owns, holds, has, or claims to have or at any time heretofore owned, held, had, or claimed to have (the “Released Claims”).
5.2    Each Releasing Party represents and warrants that no claim that it has or might have against any of the Released Parties, nor any portion of any such claim to which it may be entitled, has been assigned or transferred to any other person, firm or corporation in any manner, including by way subrogation or operation of law or otherwise. In the event that any claim, demand, or suit should be made or instituted against any of the Released Parties because of any purported assignment, subrogation, or transfer, the Releasing Party of such a claim agrees to indemnify and hold harmless the Released Parties against the claim, suit or demand, and to pay and satisfy any such claim, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.
5.3    The Releasing Parties acknowledge that the consideration exchanged in this Agreement is intended to and will release and discharge any claim by them, or any of them, including with regard to any unknown or future damages, loss, or injury related to the Released Claims, and that they, and each of them, do hereby waive any rights under California Civil Code § 1542 (or similar law of any other state or jurisdiction), which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Releasing Parties acknowledge, warrant, and represent that they are familiar with § 1542 of the California Civil Code (or similar law of any other state or jurisdiction) and that the effect and import of that provision has been fully explained to them by their respective counsel. The Releasing Parties acknowledge that there is a risk that after the execution of this Agreement, one or more of the Releasing Parties will incur or suffer losses, damages, or injuries related to the Released Claims that are unknown and unanticipated when this Agreement is signed. The Releasing Parties, and each of them, hereby assume the above-mentioned risks and understand that this Agreement shall apply to all unknown or unanticipated claims, losses, damages, or injuries relating to the Released Claims, as well as those known and anticipated, and upon advice of legal counsel, the Releasing Parties, and each of them, do hereby waive any and all rights under § 1542. The Releasing Parties acknowledge that they fully understand that they may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but that it is their intention hereby to fully, finally and forever release all claims, obligations and matters released herein, known or unknown, suspected or unsuspected, which do exist, may exist in the future or heretofore have existed between the Releasing Parties and the Released Parties relating to the Released Claims, and that in furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of claims relating to the Released Claims, notwithstanding the discovery or existence of any such additional or different facts.

Exhibit 10.1

5.4    The foregoing releases do not apply to the Parties’ obligations under this Agreement, which are intended to survive the execution of this Agreement. Notwithstanding anything to the contrary herein, any Party may pursue claims for breach of this Agreement by a breaching Party under the provisions of Section 10.11.

6.0	TERM
6.1    This Agreement shall not be binding on the Parties until it has been signed below by all Parties. The license provided in Section 2.3 shall remain in full force and effect until the expiration of the last to expire of the Licensed Patents. Such license is irrevocable, and may not be terminated for any reason, including without limitation via injunctive relief. All other provisions of this Agreement shall remain in effect in perpetuity.
6.2    This Agreement may only be terminated by mutual written agreement of the Parties. The remedy for any breach of this Agreement, other than a failure of Defendants to make payment, will be limited to actions described in Section 10.11, and this Agreement will not be terminable for breach.

7.0	CONFIDENTIALITY
7.1    Each Party agrees not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage, or in any way criticize the personal or business reputation, practices, or conduct of any other Party, or its employees, directors, and officers. The Parties acknowledge and agree that this prohibition extends to statements, written or verbal, made to anyone, including but not limited to, the news media, investors, potential investors, competitors, strategic partners, vendors, employees (past and present), and current or prospective clients. The Parties understand and agree that this Paragraph is a material provision of this Agreement and that any breach of this Paragraph shall be a material breach of this Agreement, and that each Party would be irreparably harmed by violation of this provision.

8.0	NOTICES
8.1    All notices required or permitted to be given hereunder shall be in writing and shall be deemed delivered (i) upon receipt if delivered by hand, (ii) the next business day after being sent by prepaid, nationally-recognized, overnight air courier, (iii) five (5) business days after being sent by registered or certified airmail, return receipt required, postage prepaid, or (iv) upon transmittal when transmitted to a confirmed email address (provided that such notice is followed by notice pursuant to any of (i) – (iii) above). All notices shall be addressed as follows:

Exhibit 10.1

PACIFIC COAST MARINE WINDSHIELDS LIMITED AND/OR DARREN BACH

917 Cliveden Ave #102, Delta, BC V3M 5R6, Canada
Attn: Darren Bach

MALIBU BOATS, INC.	MH WINDOW, LLC

5075 Kimberly Way, Loudon, TN 37774	P.O. Box 3099 Redmond, WA
Attn: Jack Springer	Attn: John Pugh

MARINE HARDWARE, INC.	JOHN PUGH

P.O. Box 3099 Redmond, WA	P.O. Box 3099 Redmond, WA
Attn: John Pugh	Attn: John Pugh

9.0	NO ADMISSION OF LIABILITY
By entering into this Agreement, no Party intends to make, nor shall be deemed to have made, any admission of any kind. The Parties agree that they are entering into this Agreement solely for the purposes of avoiding the costs of further litigation of the Action. This Agreement is the product of informed negotiations and compromises of previously stated legal positions. Nothing contained in this Agreement shall be construed as an admission by any Party as to the merit or lack of merit of any particular claim or defense. Any statements made in the course of negotiations have been and shall be without prejudice to the rights of the Parties in any disputes or transactions with any other person or entity not party to this Agreement.

10.0	MISCELLANEOUS
10.1    The Parties covenant and agree to execute any and all documents that may be necessary to implement the terms of this Agreement.

Exhibit 10.1

10.2    To the extent that Plaintiff does not have the right to grant fully the releases, licenses, covenants, and other rights set out in this Agreement, it grants the broadest such rights that it is entitled to grant consistent with the terms set out herein.
10.3    Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, shop right or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other. There is no fiduciary duty or special relationship of any kind between the Parties to this Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of the other Party in entering into this Agreement.
10.4    Nothing contained in this Agreement shall be construed as conferring any right to a license or to otherwise use any patent, patent application, trademark, service name, service mark, trade dress, trade secret or other intellectual property belonging to Defendants.
10.5    If any portion of this Agreement is found to be invalid, illegal, or unenforceable for any reason, the remainder of the Agreement shall continue in force and, if needed, the Parties or a court of competent jurisdiction shall substitute suitable provisions having like economic effect and intent.
10.6    This Agreement cannot be modified, terminated or amended in any respect orally or by conduct of the Parties. Any termination, modification, or amendment may be made only by a writing signed by all Parties. No waiver of any provision shall be binding in any event unless executed in writing by the Party making the waiver.
10.7    This Agreement may be executed in several counterparts and exchanged by electronic means with the same effect as if all Parties had signed the same instrument.
10.8    Each Party and counsel have reviewed and approved this Agreement. Accordingly, any presumption or rule of construction permitting ambiguities to be resolved against the drafting party shall not be employed in the interpretation or application of this Agreement.
10.9    The headings inserted in this Agreement are for reference only and are not intended to form any part of the operative portion of this Agreement, and they shall not be employed in the interpretation or application of this Agreement.
10.10    This Agreement shall be construed, and the relationship between the Parties determined, in accordance with the laws of California, notwithstanding any choice-of-law principle that might dictate a different governing law.
10.11    Unless expressly provided otherwise, any and all disputes and controversies arising out of or related to this Agreement, the subject matter hereof, or otherwise arising between Plaintiff and or more of Defendants will be subject to resolution exclusively by binding arbitration to be conducted in Seattle, Washington under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and Title 9 of the California Code of Civil Procedure. Warren J. Rheaume shall be the sole arbitrator. If Mr. Rheaume is not available, then the Parties shall mutually agree in good faith upon an arbitrator. If the parties are unable to agree on a mutually acceptable

Exhibit 10.1

arbitrator within thirty (30) days after the arbitration is initiated, then the AAA procedures for selecting an arbitrator shall be followed. In addition to the rules of the AAA, the arbitrator is authorized by the Parties to conduct and oversee any discovery permitted by the Federal Rules of Civil Procedure and to grant preliminary and permanent injunctive relief. The arbitrator shall have the discretion to allocate in his award the costs of arbitration, arbitrator’s fees and the respective attorneys’ fees and costs, including expert witness and consultant fees and costs, of each party between the parties as he sees fit. Judgment upon the award entered by the arbitrator may be entered in any court of competent jurisdiction. The arbitrator may not by his award change any terms in this Agreement.
10.12    This Agreement sets forth the entire understanding of the Parties with respect to the subject matter herein, and replaces any prior oral or written communications, discussions or agreements between them.
10.13    EXCEPT AS PROVIDED EXPLICITLY HEREIN, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER CONTRACT, STRICT LIABILITY, NEGLIGENCE, OR OTHER THEORY) FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, OPPORTUNITIES OR SAVINGS, ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.
10.14    Each Party shall bear it owns attorney’s fees, costs, and expenses incurred in connection with the Actions and in the negotiation and execution of this Agreement and any matters relating to it. In the event of an action or proceeding to enforce or interpret this Agreement or its terms, the prevailing party (as determined by the arbitrator) shall be entitled to reasonable attorneys’ fees, costs, and other necessary expenses, in addition to any other relief to which the prevailing party may be entitled.
IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties to be effective as of the Effective Date.

PACIFIC COAST MARINE WINDSHIELD LIMITED	DARREN BACH

By: /s/ Darren Bach	By: /s/ Darren Bach
Name: Darren Bach Its: President	Dated: September 29, 2014
Dated: September 29, 2014

Exhibit 10.1

MALIBU BOATS, INC.	JOHN PUGH

By: /s/ Wayne Wilson	By: /s/ John Pugh
Name: Wayne Wilson Its: Chief Financial Officer	Date: October 1, 2014
Dated: September 30, 2014

MARINE HARDWARE, INC.	MH WINDOWS LLC

By: /s/ John Pugh	By: /s/ John Pugh
Name: John Pugh Its: President	Name: John Pugh Its: President
Dated: October 1, 2014	Dated: October 1, 2014

APPROVED AS TO FORM
Dated: September 29, 2014	Rohde & Van Kampen PLLC By: /s/ Nathan Pain for Robert E. Rohde, Counsel for Pacific Coast Marine Windshields Limited and Darren Bach

Dated: September 29, 2014	O’Melveny & Myers LLP By: /s/ Darin W. Snyder Darin W. Snyder, Counsel for Malibu Boats, Inc., Tressmark, Inc. d/b/a/ Liquid Sports Marine

Dated: September 29, 2014	Lowe Graham Jones By: /s/ Mark P. Walters Mark P. Walters, Counsel for Marine Hardware, Inc., MH Window, LLC, and John F. Pugh

Exhibit 10.1

Exhibit A

UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
ORLANDO DIVISION

PACIFIC COAST MARINE WINDSHIELDS LIMITED, a foreign corporation,
Plaintiff,
v.
MALIBU BOATS, LLC, a California limited liability company, MARINE HARDWARE, INC., a Washington corporation, TRESSMARK, INC. d/b/a LIQUID SPORTS MARINE, a Florida corporation, MH WINDOWS, LLC, a Washington limited liability company, and JOHN F. PUGH, an individual,

Case No. 6:12-CV-00033-JA-DAB
STIPULATED MOTION TO DISMISS
Pursuant to Fed. R. Civ. P. 41, Plaintiff Pacific Coast Marine Windshields Limited (“PCMW”) and Defendants Malibu Boats, LLC, Marine Hardware, Inc., Tressmark, Inc., MH Window, LLC, and John Pugh (collectively the “Defendants”), by and through their counsel of record, hereby stipulate and request that the Court order as follows:
(1) All claims asserted by PCMW against Defendants in this action shall be dismissed with prejudice;
(2) All counterclaims asserted by Defendants against PCMW and Darren Bach in this action shall be dismissed with prejudice; and

Exhibit 10.1

(3) PCMW and Defendants each shall bear their own costs and attorneys’ fees.

Dated: September __, 2014
RESPECTFULLY SUBMITTED:

________________________
DARIN W. SNYDER, ESQ. (Pro Hac Vice)
California Bar No.: 136003
dsnyder@omm.com
BRIAN M. BERLINER, ESQ. (Pro Hac Vice)
California Bar No.: 156732
bberliner@omm.com
DAVID S. ALMELING, ESQ. (Pro Hac Vice)
California Bar No. 235449
dalmeling@omm.com
STEVEN P. BASILEO, ESQ. (Pro Hac Vice)
California Bar No. 157780
sbasileo@omm.com
O’MELVENY & MYERS LLP
400 S. Hope Street
Los Angeles, CA 90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407

Lead Counsel for Defendants Malibu Boats, LLC, and Tressmark, Inc.

JEFFREY D. KEINER, ESQ.
Florida Bar No.: 181678
jeffrey.keiner@gray-robinson.com
TREVOR B. ARNOLD, ESQ.
Florida Bar No.: 0545902
tarnold@gray-robinson.com
GrayRobinson, P.A.
Post Office Box 3068
Orlando, Florida 32802-3068
(407) 843-8880 Telephone
(407) 244-5690 Facsimile

Local Counsel for Defendants, Malibu Boats, LLC, and Tressmark, Inc.

Exhibit 10.1

Dated: September __, 2014
________________________
Robert E. Rohde
WA Bar No. 12809
Nathan Paine
WA Bar No. 34487
Admitted Pro Hac Vice
Rohde & Van Kampen PLLC
1001 Fourth Avenue, Suite 4050
Seattle, WA 98154
Telephone: (206)386-7356
Facsimile: (206)405-2825
E-mail: brohde@rohdelaw.com

Lead Counsel for Plaintiff Pacific Coast Marine Windshields Limited

Dated: September __, 2014
________________________
MARK P. WALTERS, WSBA No. 30819
mwalters@flhlaw.com
FROMMER LAWRENCE & HAUG LLP
1191 Second Avenue, 20th Floor
Seattle, WA 98101
Telephone: (206) 336-5690
Facsimile: (206) 336-5691

Counsel for Defendant MH Window LLC and
John F. Pugh